As filed with the Securities and Exchange Commission on April 2, 1998
                                                   Registration No. 333-
                                                                        ----
-------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                    -----------

                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                    -----------

                             HILTON HOTELS CORPORATION
               (Exact name of registrant as specified in its charter)

                 DELAWARE                               36-2058176
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)               Identification No.)

                                    -----------

                               9336 CIVIC CENTER DRIVE
                           BEVERLY HILLS, CALIFORNIA 90210
                                    (310) 278-4321
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                    -----------

                                 THOMAS E. GALLAGHER
                     EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                              HILTON HOTELS CORPORATION
                               9336 CIVIC CENTER DRIVE
                           BEVERLY HILLS, CALIFORNIA 90210
                                    (310) 278-4321
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    -----------

                                      COPIES TO:
                                  CYNTHIA A. ROTELL
                                   Latham & Watkins
                          633 West Fifth Street, Suite 4000
                            Los Angeles, California 90071
                                    (213) 485-1234

                                    -----------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           From time to time after the effective date of this Registration
                    Statement as determined by market conditions.

                                    -----------

 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest investment plans, check the following box. /X/
 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                                                      PROPOSED
                                                                       MAXIMUM       PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES TO BE        AMOUNT TO BE       OFFERING PRICE  AGGREGATE OFFERING   AMOUNT OF REGISTRATION
                 REGISTERED                       REGISTERED         PER SHARE(1)        PRICE(1)                 FEE
--------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $2.50 par value per share      24,000,000 Shares         $31.78          $762,720,000            $225,003
--------------------------------------------------------------------------------------------------------------------------------
 Series A Junior Participating Preferred              *                   *                  *                      *
 Stock Purchase Rights ("Rights")(2)
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of computing the registration fee, based upon an assumed price of $31.78, the average of the high and low sales prices of the Common Stock of Hilton Hotels Corporation on the New York Stock Exchange Composite Tape on March 31, 1998, in accordance with Rule 457(c) of the rules and regulations promulgated under the Securities Act of 1933, as amended.
(2) The Rights are initially carried with the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the securities and exchange commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

 PROSPECTUS

                               SUBJECT TO COMPLETION
                     PRELIMINARY PROSPECTUS DATED APRIL 2, 1998

                             HILTON HOTELS CORPORATION
                         24,000,000 SHARES OF COMMON STOCK
                            ($2.50 PAR VALUE PER SHARE)

     This Prospectus relates to the offering for resale of up to 24,000,000 shares (the "Shares") of common stock, par value $2.50 per share (the "Common Stock"), of Hilton Hotels Corporation, a Delaware corporation (the "Company"). All of the Shares being registered may be offered for sale and sold from time to time by the selling stockholder of the Company named in this Prospectus. The Company will not receive any of the proceeds from the sale of the Shares. See "Selling Stockholder" and "Plan of Distribution," concerning information about the selling stockholder and the manner of offering of the Shares.

     The Company's Common Stock is traded on the New York Stock Exchange under the symbol "HLT." On March 31, 1998 the last reported sale price for the Common Stock of the Company as reported on the New York Stock Exchange Composite Tape was $31 7/8 per share.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS APRIL __, 1998.

                                AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits thereto. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act'), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, the exhibits forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants who file with the Commission and certain of the Company's filings are available at such web site: http:\\www.sec.gov. In addition, the Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange and reports and other information concerning the Company may be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, and 618 South Spring Street, Los Angeles, California 90014.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference, and shall be deemed to be a part of this Prospectus.

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 10-K");

     (b)  Current Reports on Form 8-K dated March 13, 1998 and March 23, 1998;

     (c) Description of the Company's Common Stock contained in a Registration Statement on Form 8-A filed with the Commission on May 18, 1986; and

     (d) Description of the Rights included in a Registration Statement on Form 8-A filed with the Commission on July 22, 1988.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     A copy of any or all of the documents incorporated or deemed to be incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference therein) will be provided without charge to any person to whom a copy of this Prospectus is delivered, upon written or oral request. Copies of this Prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this Prospectus under Section 10(a) of the Securities Act will also be provided without charge to each person, upon written or oral request. Requests for such copies should be addressed to the attention of the Corporate Secretary, Hilton Hotels Corporation, 9336 Civic Center Drive, Beverly Hills, California 90210 (telephone number (310) 278-4321).

                              FORWARD LOOKING STATEMENTS

     Forward-looking statements incorporated by reference in this Registration Statement, including without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, and are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                    THE COMPANY

     The Company is a leading owner and operator of full service hotels and hotel-casinos in the United States. The Hilton name is one of the best recognized and most respected lodging brands in the world. The Company owns, leases and operates major lodging and gaming properties in gateway cities, urban and suburban centers and resort areas.

     The Company's executive offices are located at 9336 Civic Center Drive, Beverly Hills, California 90210, and its telephone number is (310) 278-4321.

     For a more detailed discussion of the business and properties of the Company, see the Company's 1997 10-K, which is incorporated herein by reference.

                                SELLING STOCKHOLDER

     The following table sets forth certain information, as of April 1, 1998, with respect to the Shares owned and to be offered hereby from time to time by the Charitable Remainder Unitrust u/d/t May 8, 1989 (the "Selling Stockholder"). Because the Selling Stockholder may sell all or any part of the Shares pursuant to this Prospectus, no estimate can be given as to the number and percentage of shares of Common Stock that will be held by the Selling Stockholder upon termination of the offering. See "Plan of Distribution."





                                                 Shares of Common
                                                 Stock Owned Prior to   Shares of Common
                                                 Offering               Stock Offered Hereby
                                                 --------------------   --------------------
     Charitable Remainder Unitrust u/d/t            24,000,000             24,000,000
     May 8, 1989(1). . . . . . . . . . . . . .

------------------

     (1) Barron Hilton, the Company's Chairman of the Board, is the sole trustee of the Selling Stockholder and is deemed to have beneficial ownership of the Shares. The Shares represent approximately 9.7% of the Company's outstanding Common Stock and constitute the entire holdings of the Trust.
Mr. Hilton is entitled to 60% of the Trust's annual income and the Conrad W. Hilton Foundation, a California charitable corporation of which Mr. Hilton is one of 11 directors (the "Foundation"), is entitled to the remaining 40%. The principal of the Trust will be distributed to the Foundation upon Mr. Hilton's death, but not before the Trust's 20th anniversary in 2009. The Foundation currently owns approximately 16.5 million shares of Common Stock, or approximately 6.7% of the outstanding Common Stock. Mr. Hilton is the record and beneficial owner in his individual capacity of approximately 22.9 million shares, or approximately 9.3% of the outstanding Common Stock; such shares are not a part of this Prospectus.

     Pursuant to an agreement between the Company and the Selling Stockholder (the "Registration Agreement"), the Company has agreed to file the Registration Statement to register the potential resale of the Shares by the Selling Stockholder.

                                PLAN OF DISTRIBUTION

     Sales of the Shares may be made from time to time by the Selling Stockholder in one or more transactions on The New York Stock Exchange, the Pacific Stock Exchange or any other national securities exchange on which the Common Stock is traded (which may involve crosses and block trades), in the over-the-counter market, in privately negotiated transactions or otherwise or in any combination of such transactions at market prices then prevailing, at prices related to the then current market price, at negotiated prices or at fixed prices. In addition, any

Shares covered by this Prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this Prospectus. The Shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Without limiting the generality of the foregoing, the Shares may be sold in one or more of the following types of transactions: (a) sales to underwriters who will acquire the Shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at the time of sale; (b) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (c) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) an exchange distribution in accordance with the rules of such exchange; and (f) transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate in the resales.

     Brokers, dealers or agents may receive compensation in the form of commissions, underwriting discounts or concessions from the Selling Stockholder in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

     In the event the Selling Stockholder engages an underwriter in connection with the sale of the Shares, to the extent required, a Prospectus Supplement will be distributed, which will set forth the number of shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

     Pursuant to the Registration Agreement, the Company has agreed to keep the Registration Statement effective for the sale of Shares for a period of one year, subject to extension if the Selling Stockholder is required to suspend sales of the Shares offered hereunder or if the Company shall otherwise agree to extend the effectiveness period. All costs, expenses and fees in connection with the registration and sale of the Shares offered hereby shall be borne by the Selling Stockholder. Commissions and discounts, if any, attributable to the sale of Shares hereunder will be borne by the Selling Stockholder.

     Certain persons participating in the distribution of the Shares offered hereby may engage in transactions that stabilize the price of the Common Stock.

                                   LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Latham & Watkins, Los Angeles, California.

                                       EXPERTS

     The consolidated financial statements in the Company's 1997 10-K incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of such firm as experts in giving such reports.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREAFTER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


                                 TABLE OF CONTENTS

                                                                    Page
                                                                    ----
               Available Information . . . . . . . . . . . . . . . .  2
               Incorporation of Certain Documents by Reference . . .  2
               Forward Looking Statements. . . . . . . . . . . . . .  3
               The Company . . . . . . . . . . . . . . . . . . . . .  3
               Selling Stockholder . . . . . . . . . . . . . . . . .  4
               Plan of Distribution. . . . . . . . . . . . . . . . .  4
               Legal Matters . . . . . . . . . . . . . . . . . . . .  6
               Experts . . . . . . . . . . . . . . . . . . . . . . .  6


                                  24,000,000 SHARES

                              HILTON HOTELS CORPORATION

                                     COMMON STOCK

                           -------------------------------

                                      PROSPECTUS

                           -------------------------------

                                    April __, 1998

                                       PART II
                       INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable by the Selling Stockholder in connection with the issuance and distribution of the Shares.

SEC registration fee . . . . . . . . . . . . . . . . . . . .  $225,003
Printing   . . . . . . . . . . . . . . . . . . . . . . . . .     5,000
Legal fees and expenses. . . . . . . . . . . . . . . . . . .    50,000
Accounting fees and expenses . . . . . . . . . . . . . . . .    25,000
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .     4,997
                                                              --------
          Total. . . . . . . . . . . . . . . . . . . . . . .  $310,000
                                                              --------
                                                              --------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, Article XI of the Restated Certificate of Incorporation and Paragraph 35 of Hilton's By-Laws as amended, authorize and empower Hilton to indemnify its directors, officers, employees and agents, and agreements with each of Hilton's directors and officers provide for indemnification against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of such person's relationship with Hilton, PROVIDED that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified.

     Hilton has purchased for the benefit of its officers and directors and those of certain subsidiaries insurance policies whereby the insurance companies agree, among other things, that in the event any such officer or director becomes legally obligated to make a payment (including legal fees and expenses) in connection with an alleged wrongful act, such insurance companies will pay Hilton up to $100,000,000. Wrongful act means any breach of duty, neglect, error, misstatement, misleading statement or other act done by an officer or director of Hilton or any subsidiary.

ITEM 16.  EXHIBITS.

This registration Statement includes the following exhibits:


 EXHIBIT NO.        DESCRIPTION
 -----------        -----------
 5.1                Opinion of Latham & Watkins as to the legality of the
                    securities being registered.*
 23.1               Consent of Latham & Watkins (included in Exhibit 5.1).*
 23.2               Consent of Arthur Andersen LLP.*
 24                 Powers of Attorney of certain directors and officers of
                    the Company (contained on the signature pages hereof).

---------------------------
* to be filed by amendment

ITEM 17.  UNDERTAKINGS.

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of Shares offered (if the total dollar value of Shares offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    PROVIDED HOWEVER, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration relating to the Shares offered therein, and the offering of such Shares at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the Shares being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of Hilton's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the Shares offered therein, and the offering of such Shares at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on April 1, 1998.

                                   HILTON HOTELS CORPORATION
                                   By:/s/ Thomas E. Gallagher
                                      ------------------------------------
                                      Thomas E. Gallagher
                                      Executive Vice President and General
                                      Counsel

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Thomas E. Gallagher and Matthew J. Hart and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and supplements to this Registration Statement and any Registration Statement pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 1, 1998:



              /s/  Stephen F. Bollenbach                 /s/  Dieter H. Huckestein
       ---------------------------------------      --------------------------------------
                Stephen F. Bollenbach                         Dieter H. Huckestein
       Director, President and Chief Executive                      Director
                       Officer

              /s/  A. Steven Crown
       ---------------------------------------      --------------------------------------
                   A. Steven Crown                             Robert L. Johnson
                      Director                                      Director

                /s/  Matthew J. Hart                        /s/  Donald R. Knab
       ---------------------------------------      --------------------------------------
                     Matthew J. Hart                             Donald R. Knab
            Executive Vice President and                            Director
              Chief Financial Officer
      (Chief Financial and Accounting Officer)

            /s/  Arthur M. Goldberg                      /s/  Benjamin V. Lambert
       ---------------------------------------      --------------------------------------
                 Arthur M. Goldberg                           Benjamin V. Lambert
                      Director                                      Director

               /s/  Barron Hilton                           /s/  Donna F. Tuttle
       ---------------------------------------      --------------------------------------
                    Barron Hilton                               Donna F. Tuttle
                      Director                                      Director

                                                            /s/  Sam D. Young, Jr.
       ---------------------------------------      --------------------------------------
                   Eric M. Hilton                              Sam D. Young, Jr.
                      Director                                      Director


                                                    --------------------------------------
                                                                Peter M. George
                                                                    Director
